Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	3.5500%	94,012,000.00	31,629,996.32	88,621.09	491,035.05	0.00	491,035.05	579,656.14	31,138,961.27
Factors per Thousand				0.94265721	5.22311035		5.22311035	6.16576756	331.22326160
M	4.0700%	2,888,000.00	969,585.64	3,114.51	15,100.64	0.00	15,100.64	18,215.15	954,485.00
Factors per Thousand				1.07843144	5.22875346		5.22875346	6.30718490	330.50034626
B	5.0500%	4,189,247.00	1,412,241.66	5,628.72	21,858.98	0.00	21,858.98	27,487.70	1,390,382.68
Factors per Thousand				1.34361139	5.21787806		5.21787806	6.56148945	331.89322091

Pool		101,089,247.00	34,011,823.62	97,364.32	527,994.67	0.00	527,994.67	625,358.99	33,483,828.95
Totals				0.96315209	5.22305473		5.22305473	6.18620683	331.23037260

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	93,572.10	(4,951.02)	88,621.09	3.5500%	0.00
M	3,288.60	(174.09)	3,114.51	4.0700%	0.00
B	5,943.30	(314.58)	5,628.72	5.0500%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005

Schedule of Remittance
Aggregate Amount Received	863,574.54
Amount Available in the Spread Account	2,383,020.88
Interest Earnings on Spread Account	4,489.28
Letter of Credit Available Amount	5,180,803.59
Monthly Advances	0.00
(Servicing Fee) *	(36,413.55)
(Premium Protection Fee)	(31,942.33)
(Unreimbursed Monthly Advances)	0.00

Available Funds	8,363,532.41

Bond Interest Distributed	97,364.32
Bond Principal Distributed	527,994.67
Escrow Fee	1,700.60
Specified Spread Account Requirement	3,182,859.12
Letter of Credit Available Amount	5,180,803.59
(Required for Spread Account)	(627,189.89)
Spread Excess Distributed to Spread Acct Depositor	0.00

8,363,532.41

Collateral Information
Aggregate Beginning Principal Balance of Loans		34,011,823.62
Aggregate Ending Principal Balance of Loans		33,483,828.95
Principal Prepayments (Number / Amount)	3	297,943.39
Curtailments		22,845.53
Excess and Monthly Payments		207,205.75
Recoveries on Previous Realized Losses		9,463.13
Interest Received		326,116.74
Amount of Monthly Advance		0.00
Compensating Interest		605.01
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	8,497,704.43
Specified Spread Account Requirement		3,182,859.12
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		2,555,669.23
LOC Available Amount as a percentage of Pool Principal Balance		15.47%
Excess Spread / Extra Interest	62,630.88	103,254.30
Weighted Average SBA Loan Interest Rate		7.5501%
Weighted Average Maturity		170.629
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposited in the account in error		$0.00
Servicing Compensation (paid prior month)		$26,293.08

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005
Exhibit K

Outstanding Balance — Pool	33,483,828.95
# Accounts	273

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	132	17,452,231.68	52.121%
Delinquent 30-59 Days	1	20,320.03	0.061%
Delinquent 60-89 Days	1	115,712.64	0.346%
Delinquent 90-179	3	101,094.12	0.302%
Delinquent 180-719	6	1,441,696.22	4.306%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	1	58,310.75	0.174%

Totals	144	19,189,365.44	57.310%

Outstanding Balance — Gross	96,189,662.94
# Accounts	273

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	132	49,543,205.83	51.506%
Delinquent 30-59 Days	1	81,279.79	0.084%
Delinquent 60-89 Days	1	462,850.23	0.481%
Delinquent 90-179	3	404,376.36	0.420%
Delinquent 180-719	6	3,347,850.99	3.480%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	1	233,242.52	0.242%

Totals	144	54,072,805.72	56.213%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005
Series 1999-1
The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class A	Class M	Class B	Pool
(ii)	336	336	337	336
(iii)	0	0	0	3
(iv)	0	0	0	0
(v)	0	0	0	2
(x) (a&b) (i)	1	1	1	1
(ii)	0	0	0	0
(iii)	0	0	0	0
total	1	1	1	1

(x) (c&d) (i)	5	5	5	5
(ii)	0	0	0	0
(iii)	0	0	0	0
(iv)	0	0	0	0
(v)	0	0	0	0
(vi)	0	0	0	0
(vii)	0	0	0	0
total	5	5	5	5

(xii)	331	331	332	331

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300